Exhibit 99.1

PROXY

TALX CORPORATION

This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints William W. Canfield and Craig E. LaBarge, or either of them, with full powers of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Special Meeting of the Shareholders of TALX Corporation (the "Company") to be held on May 15, 2007, commencing at 2:00 p.m., St. Louis time, at the Ritz-Carlton of St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105, and at any and all postponements or adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned on April 4, 2007 as specified below and, in the discretion of any such person, on such other business as may properly come before the meeting and any postponements or adjournments thereof.

        This proxy will be voted as specified. Each of the proposals has been made by the Board of Directors on behalf of TALX Corporation. If no specification ismade, this proxy will be voted FOR proposal 1 and proposal 2 and, in the discretion of the proxies on such other business as may properly come before the meeting and any adjournment or postponement thereof.

        Please sign as name appears hereon, date and return promptly in the enclosed envelope to: TALX Corporation, P.O. Box 1680, Manchester, CT 06045-9986.

(Continued and to be signed and dated on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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								Please ☐ Mark Here for Address Change or Comments SEE REVERSE SIDE
	Directors recommend a vote "FOR"
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Approve the Agreement and Plan of Merger, dated as of February 14, 2007, among TALX Corporation, Equifax Inc. and Chipper Corporation, a wholly-owned subsidiary of Equifax Inc. and the transactions contemplated by the Agreement and Plan of Merger.	☐	☐	☐	2.	Adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger referred to in Item 1.	☐	☐	☐

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE
ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Dated this _________ day of: _________, 2007 Signature ___________________________________ Signature ___________________________________

Please sign exactly as name(s) appear on this proxy card. (If Common Stock is owned in joint names, both owners must sign, or if owned by a corporation, partnership or trust this Proxy must be signed by an authorized officer, partner or trustee.) If the address above is incorrect, please write in the correct information.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/talx		TELEPHONE 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
You can view the Proxy Statement on the Internet at www.talx.com